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                                  EXHIBIT 21.1

                           SUBSIDIARIES AND AFFILIATES

                                       OF

                        THE MERIDIAN RESOURCE CORPORATION


                        Sundance Acquisition Corporation

                     The Meridian Resource & Exploration LLC

                  The Meridian Resource Corporation (Delaware)

                       The Meridian Production Corporation

                               TE TMR Corporation

                             Cairn Energy USA, Inc.

                        Louisiana Onshore Properties LLC

                            FBB Anadarko Corporation